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                                                                 EXHIBIT 10.12

                              SECURITY AGREEMENT

                  THIS SECURITY AGREEMENT (this "Agreement"), dated as of April 7, 1998, is made between Giga Information Group, Inc., a Delaware corporation ("Debtor") and Friedman, Billings, Ramsey Group, Inc., as agent for the Lenders ("Secured Party").

                  Debtor and Secured Party hereby agree as follows:

                  SECTION 1 Definitions; Interpretation.

                  (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

                  (b) As used in this Agreement, the following terms shall have the following meanings:

                  "Collateral" has the meaning set forth in Section 2.

                  "Documents" means this Agreement, the Loan Agreement, the Notes, and all other certificates, documents, agreements and instruments delivered to Secured Party under the Loan Agreement or in connection with the Obligations.

                  "Default" has the meaning set forth in Section 8.

                  "Excluded Collateral" means any Collateral of the type referred to in Section 2(a)(i) and any equipment covered by the Lease Facility Debt to the extent, and only to the extent, that such Collateral is subject to or contains a legally enforceable provision which would require the consent of another person or entity to the grant of the security interest created herein pursuant to the terms of this Agreement; provided, however, that if and when any prohibition on the assignment, pledge, or grant of a security interest in such Collateral is removed or consent granted, the Collateral Agent will be deemed to have been granted a security interest in such Collateral as of the date hereof, and the Collateral will be deemed to include such Collateral.

                  "Loan Agreement" means that Loan and Warrant Purchase Agreement dated of even date herewith among Debtor and the Lenders, as amended, modified, renewed, extended or replaced from time to time.

                  "Obligations" means the indebtedness, liabilities and other obligations of Debtor to Secured Party or the Lenders under or in connection with the Documents, including, without limitation, all unpaid principal of the Note, all interest accrued thereon, all fees and all other amounts payable thereunder whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.


                                      1.

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                  "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  (c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

                  (d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

                  SECTION 2 Security Interest.

                  (a) As security for the payment and performance of the Obligations, Debtor hereby pledges, assigns, transfers, hypothecates and sets over to Secured Party, for itself and the ratable benefit of the Lenders, and hereby grants to Secured Party for itself and the ratable benefit of the Lenders, a security interest in, all of Debtor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (excluding the Excluded Collateral) (collectively, the "Collateral"):

                  (i) all accounts, accounts receivable, contract rights, rights to payment, chattel paper, letters of credit, documents, securities, money and instruments, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to Debtor, however evidenced;

                  (ii) all deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose;

                  (iii) all inventory, including, without limitation, all materials, raw materials, parts, components, work in progress, finished goods, merchandise, supplies, and all other goods which are held for sale, lease or other disposition or furnished under contracts of service or consumed in

Debtor's business, including, without limitation, those held for display or demonstration or out on lease or consignment;

                                      2.

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                  (iv) all equipment, including, without limitation, all
machinery, furniture, furnishings, fixtures, trade fixtures, tools, parts and supplies, automobiles, trucks, tractors and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing;

                  (v) all general intangibles and other personal property of Debtor, including, without limitation, (A) all tax and other refunds, rebates or credits of every kind and nature to which Debtor is now or hereafter may become entitled; (B) all intellectual property (domestic or foreign) and all rights therein of any type or description, including, without limitation, all inventions and discoveries, patents and patent applications, copyrights and applications for copyright (together with the underlying works of authorship) whether or not registered, together with any renewals and extensions thereof, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, other license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs, and the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets, and all licenses relating to any of the foregoing, all reissuance, continuations and continuations-in-part of the foregoing, all other rights derived from or associated with the foregoing, including the right to sue and recover for past infringement, and all income and royalties with respect thereto; (C) all good will, chooses in action and causes of action; (D) all interests in limited and general partnerships and limited liability companies; and (E) all indemnity agreements, guaranties, insurance policies, insurance claims, and other contractual, equitable and legal rights of whatever kind or nature;

                  (vi) all books, records and other written, electronic or other documentation in whatever form maintained by or for Debtor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral; and

                  (vii) all products and proceeds, including insurance proceeds, of any and all of the foregoing.

                  (b) Anything herein to the contrary notwithstanding, (i)

Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and
(iii) Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

                                      3.

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                  (c) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 20 hereof.

                  SECTION 3 Financing Statements, Etc. Debtor shall execute and deliver to Secured Party at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement.

                  SECTION 4 Representations and Warranties. Debtor represents and warrants to Secured Party that:

                  (a) Debtor's chief executive office and principal place of business is located at the address set forth in Schedule 1; all other locations where Debtor conducts business or Collateral is kept are set forth in Schedule 1; and all trade names and fictitious names under which Debtor at any time in the past has conducted or presently conducts its business operations are set forth in Schedule 1 or Schedule 2.

                  (b) Debtor is the sole and complete owner of the Collateral, free from any lien other than the liens permitted under the Loan Agreement.

                  (c) This Agreement creates, or will at the time Debtor acquires rights in the same hereafter create, a perfected security interest in and enforceable against the Collateral subject only to the liens permitted under the Loan Agreement.

                  (d) All of Debtor's U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

                  (e) All patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part and to the best of the Debtor's knowledge each patent is valid and enforceable.

                  (f) To the Debtor's knowledge no material infringement or unauthorized use presently is being made of any of its intellectual property Collateral and to the Debtor's knowledge its use of its intellectual property does not infringe any right, privilege or license of any other person.

                  (g) Debtor owns or is authorized to use all material licenses, patents, copyrights and other intellectual property rights necessary to continue to conduct its business. No material intellectual property rights are owned or held by any subsidiary of the Debtor (except for rights derivative of the Debtor's intellectual property rights).

                                      4.

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                  SECTION 5 Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

                  (a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party's right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

                  (b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

                  (c) Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Debtor's chief executive office or principal place of business, (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1 or Schedule 2, and (v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

                  (d) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates.


                  (e) Debtor shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing Secured Party's security interest hereunder.

                  (f) Debtor shall not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein without the prior written consent of the Secured Party, except in the ordinary course of business; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Default exists.

                  (g) Debtor shall keep the Collateral free of all liens other than the liens in respect of the Lease Facility Debt.

                  (h) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

                  (i) Debtor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral.

                                      5.

                  (j) Upon the request of Secured Party, Debtor shall (i) promptly deliver to Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of Secured Party from such securities intermediaries, in form and substance satisfactory to Secured Party, with respect to any investment property, as requested by Secured Party, (iii) mark all documents and chattel paper with such legends as Secured Party shall reasonably specify, and (iv) obtain consents from any letter of credit issuers with respect to the assignment to Secured Party of any letter of credit proceeds.

                  (k) Debtor shall at any reasonable time and from time to time upon reasonable notice permit Secured Party or any of its agents or representatives to visit the premises of Debtor and inspect the Collateral and to examine and make copies of and abstracts from the records and books of account of Debtor; provided, however, that prior to a Default the Debtor shall not be required to disclose information which it reasonably considers to be a trade secret or information subject to confidentiality undertaking to third parties prohibiting disclosure.


                  (l) Debtor shall (i) notify Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Secured Party's lien thereon;
(ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral.

                  (m) If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify Secured Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

                  (n) Debtor shall not enter into any agreement (including any license or royalty agreement) pertaining to any of its patents, copyrights, trademarks, service marks and trade names without the prior written consent of the Secured Party, except for non-exclusive licenses in the ordinary course of business.

                  (o) Debtor shall give Secured Party immediate notice of the establishment of any new deposit account and any new securities account with respect to any investment property.

                                      6.

                  SECTION 6 Collection of Accounts. At the request of Secured Party, upon the occurrence and during the continuance of any Default, all remittances received by Debtor shall be held in trust for Secured Party and, in accordance with Secured Party's instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of Secured Party, upon and after the occurrence of any Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Debtor shall be held in trust for Secured Party and, in accordance with Secured Party's instructions, remitted to Secured Party or deposited to an account with Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Default any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder.

                  SECTION 7 Authorization; Secured Party Appointed Attorney-in-Fact. Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints

Secured Party (and any of Secured Party's officers, employees or agents designated by Secured Party) as Debtor's true and lawful attorney-in-fact, with full power and authority to: (i) sign any of the financing statements and other documents and instruments which Secured Party deems necessary or advisable to perfect or continue perfected, maintain the priority of or provide notice of Secured Party's security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party's security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of a Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii) and
(iii). The foregoing power of attorney is coupled with an interest and is irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

                  SECTION 8 Events of Default. Any of the following events which shall occur and be continuing shall constitute a "Default":

                  (a) There shall be an Event of Default under the terms of the Loan Agreement.

                  (b) Any material impairment in the value of the Collateral or the priority of Secured Party's lien hereunder.

                  (c) Any levy upon, seizure or attachment of any of the Collateral.

                  (d) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 3 days after the occurrence of any such event, Debtor

                                      7.

furnishes to Secured Party evidence satisfactory to Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is adequately insured for its replacement value insured under policies naming Secured Party as an additional named insured or loss payee).

                  SECTION 9  Remedies.

                  (a) Upon the occurrence and continuance of any Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor's assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Debtor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of Debtor set forth herein, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that Secured Party may provide Debtor shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

                  (b) For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 9, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral.

                  (c) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 13 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

                  SECTION 10 Certain Waivers. Debtor waives, to the fullest extent permitted by

                                      8.

law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and
(iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral

                  SECTION 11 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class; and (iii) if sent by facsimile transmission, when sent.

                  SECTION 12 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

                  SECTION 13 Secured Party's Duties. Notwithstanding any provision contained in this Agreement, the Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Debtor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Secured Party's possession and the accounting for moneys actually received by the Secured Party hereunder, the Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

                  SECTION 14 Costs and Expenses. Debtor agrees to pay on demand all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and any other Document, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

                  SECTION 15 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns.

                                      9.

                  SECTION 16 Governing Law. This Agreement shall be governed by,

and construed in accordance with, the law of the State of New York, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

                  SECTION 17 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

                  SECTION 18 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

                  SECTION 19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  SECTION 20 Termination. Upon payment and performance in full of all Obligations, this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder; provided, however, that the obligations of Debtor under Section 14 hereof shall survive such termination.

                                     10.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                       GIGA INFORMATION GROUP, INC.

                                       By: /s/ Daniel M. Clarke
                                           ____________________________________
                                       Name: Daniel M. Clarke
                                       Title: Senior Vice President

                                       One Longwater Circle
                                       Norwell, Massachusetts 02061
                                       Attn: Daniel M. Clarke
                                       Fax: (781) 871-4098


                                       with a copy to:

                                       Weil, Gotshal & Manges LLP
                                       767 Fifth Avenue
                                       New York, New York  10153
                                       Attn: Gerald S. Backman
                                       Fax: (212) 310-8007

                                       FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

                                       By: /s/ Russell Ramsey
                                          _____________________________________
                                       Name: Russell Ramsey
                                       Title: President

                                       Potomac Tower
                                       1001 Nineteenth Street North
                                       Arlington, Virginia 22209
                                       Attention: Robert Smith
                                                  Suzanne Richardson
                                       Fax: (703) 312-9601

                                     S-1.